As filed with the Securities and Exchange Commission on February 10, 2000
                                                    Registration No. 333- ______


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                        BANKUNITED FINANCIAL CORPORATION
                        --------------------------------
             (Exact name of registrant as specified in its charter)

           FLORIDA                                       65-0377773
-------------------------------             ------------------------------------
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
incorporation or organization)

                               255 Alhambra Circle
                           Coral Gables, Florida 33134
                                 (305) 569-2000
                       -----------------------------------
               (Address, including ZIP Code, and telephone number,
        including area code, of registrant's principal executive offices)

                        BankUnited Financial Corporation
                1996 Incentive Compensation and Stock Award Plan
                        (as amended on january 26, 2000)
                 -----------------------------------------------
                            (Full title of the plan)

                                Alfred R. Camner
                              Chairman of the Board
                        BankUnited Financial Corporation
                               255 Alhambra Circle
                           Coral Gables, Florida 33134
                                 (305) 569-2000
                   ------------------------------------------
            (Name, address, including ZIP Code, and telephone number,
                   including area code, of agent for service)

                                   Copies to:
                             Marsha D. Bilzin, Esq.
                           Camner, Lipsitz and Poller,
                            Professional Association
                           550 Biltmore Way, Suite 70
                          Coral Gables, Florida 331314
                                 (305) 442-4994
                                 --------------

                         CALCULATION OF REGISTRATION FEE

---------------------------------------------------------------------------------------------------------------------
                                                                           Proposed        Proposed
                                                                            maximum         maximum        Amount of
              Title of each class                       Amount to be    offering price     aggregate     registration
        of securities to be registered                 registered (1)      per unit      offering price      fee
---------------------------------------------------------------------------------------------------------------------
Class A Common Stock ...............................      250,000         $7.375(2)(3)     $1,843,750     $ 512.56
                                                           shares                             (2)(3)
---------------------------------------------------------------------------------------------------------------------
Class B Common Stock ...............................      250,000         $7.375(2)(3)     $1,843,750     $ 512.56
                                                           shares                             (2)(3)
---------------------------------------------------------------------------------------------------------------------

(1) Pursuant to Rule 416 under the Securities Act of 1933 (the "Securities Act"), the number of securities registered hereby includes an undetermined number of shares resulting from any stock splits, stock dividends or similar transactions relating to the registered securities. The number of securities registered also includes the number of shares of Class A Common Stock and Class B Common Stock that would be issued, or reserved for issuance, due to the conversion of convertible securities which may be granted under the BankUnited Financial Corporation 1996 Incentive Compensation and Stock Award Plan, as amended.
(2) Pursuant to Rule 457(h)(1) and 457(c) under the Securities Act, estimated for the purpose of calculating the registration fee based on the average of the bid and asked prices of the Class A Common Stock on February 7, 2000, as quoted on the Nasdaq National Market System. Pursuant to Rule 457(i) under the Securities Act, the maximum aggregate offering price is based upon 250,000 shares of Class A Common Stock and 250,000 shares of Class B Common Stock.
(3) The Class B Common Stock is not publicly traded, but each share of Class B Common Stock is convertible into one share of Class A Common Stock. Therefore, the market price of the Class A Common Stock is being used solely for purposes of calculating the registration fee.

                                 -------------

      This Registration Statement shall become effective immediately upon filing as provided in Rule 462 under the Securities Act.

REGISTRATION OF ADDITIONAL SECURITIES

         Pursuant to General Instruction E of Form S-8, BankUnited Financial Corporation's Registration Statements No. 333-25595 and 333-75003, as filed with the Securities and Exchange Commission on April 22, 1997 and March 24, 1999, respectively, which relate to shares of BankUnited Financial Corporation's Class A Common Stock, Class B Common Stock and Noncumulative Convertible Preferred Stock, Series B which may be issued pursuant to the BankUnited Financial Corporation 1996 Incentive Compensation and Stock Award Plan (the "Plan"), are incorporated by reference herein. This Registration Statement on Form S-8 is filed for the purpose of registering additional shares of BankUnited Financial Corporation Class A Common Stock and Class B Common Stock to be issued pursuant to the Plan, as amended.

Item 8.  EXHIBITS.*

             The following is a list of Exhibits to this Registration Statement:

     3.1 Articles of Incorporation of BankUnited Financial Corporation ("BankUnited") (Exhibit 3.1 to BankUnited's Form 10-Q Report for the quarter ended December 31, 1998, as filed with the Securities and Exchange Commission on February 16, 1999).

     3.2 Bylaws of BankUnited (Exhibit 3.2 to BankUnited's Form 10-K Report for the year ended September 30, 1999, as filed with the Securities and Exchange Commission on December 28, 1999).

     4.1 Statement of Designation of Series 1 Class A Common Stock and Class B Common Stock of BankUnited (included as an appendix to Exhibit 3.1).

     4.2 Statement of Designation of Noncumulative Convertible Preferred Stock, Series A of BankUnited (included as appendix to Exhibit 3.1).

     4.3 Statement of Designation of Noncumulative Convertible Preferred Stock, Series B of BankUnited (included as appendix to Exhibit 3.1).

     4.4 Statement of Designation of Noncumulative Convertible Preferred Stock, Series C of BankUnited (included as appendix to Exhibit 3.1).

     4.5 Statement of Designation of Noncumulative Convertible Preferred Stock, Series C-II of BankUnited (included as appendix to Exhibit 3.1).

     4.6 Statement of Designation of 8% Noncumulative Convertible Preferred Stock, Series 1993 of BankUnited (included as appendix to Exhibit 3.1).

     4.7 Statement of Designation of 9% Noncumulative Perpetual Preferred Stock of BankUnited (included as an appendix to Exhibit 3.1).

     4.8 Statement of Designation of 8% Noncumulative Convertible Preferred Stock, Series 1996 of BankUnited (included as appendix to Exhibit 3.1).

     4.9 Form of Letter Agreement between BankUnited and the holders of shares of BankUnited's Noncumulative Convertible Preferred Stock, Series B (Exhibit 4.7 to BankUnited's Form 10-K Report for the year ended September 30, 1998, as filed with the Securities and Exchange Commission on December 29, 1998 [the "1998 10-K"]).

     4.10 Forms of Series 15A-F, Series 18E and Series 20A-F of Subordinated Notes of the Bank (Exhibit 4.3 to BankUnited's Form S-4 Registration Statement, File No. 33-55232, as filed with the Securities and Exchange Commission on December 2, 1992).

     4.11 The Advances, Specific Collateral Pledge and Security Agreement dated March 30, 1998 between the Bank and the Federal Home Loan Bank of Atlanta (Exhibit 4.9 to the 1998 10-K).

     4.12 Indenture dated November 4, 1998 between the Bank and the Bank of New York to which the Federal Home Loan Bank of Atlanta has joined as a consenting party (the "Indenture") (Exhibit 4.91 to the 1998 10-K).

     4.13 Form of the Bank's Senior Note (Fixed Rate) issuable pursuant to the Indenture (Exhibit 4.92 to the 1998 10-K).

     4.14 Form of the Bank's Senior Note (Floating Rate) issuable pursuant to the Indenture (Exhibit 4.93 to the 1998 10-K).

     4.15 The Letter of Credit Reimbursement Agreement dated November 14, 1998 between the Bank and the Federal Home Loan Bank of Atlanta (Exhibit 4.94 to the 1998 10-K).

     5.1 Opinion of Camner, Lipsitz and Poller, P.A. regarding the legality of the securities being registered.

     23.1    Consent of PricewaterhouseCoopers LLP.

     23.2    Consent of Camner, Lipsitz and Poller, P.A. (set forth in Exhibit
             5.1 to this Registration Statement).

     24 Power of Attorney (set forth on the signature page of this Registration Statement).

-------------------------

* Exhibits containing a parenthetical reference in their description are incorporated herein by reference from the documents described in the parenthetical reference.

Item 9.  UNDERTAKINGS.

                  The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post- effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                   (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to Item 6 of this Registration Statement (as incorporated by reference), or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Coral Gables, State of Florida on February 10, 2000.

                                  BANKUNITED FINANCIAL CORPORATION



                                  By:/S/ Alfred R. Camner
                                     -------------------------------------------
                                       Alfred R. Camner
                                       Chairman of the Board and Chief Executive
                                       Officer

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Alfred R. Camner his true and lawful attorney-in-fact and agent with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on February 10, 2000 by the following persons in the capacities indicated.

/S/ ALFRED R. CAMNER                     Chairman of the Board, Chief Executive
----------------------------------       Officer, and Director
ALFRED R. CAMNER                         (Principal Executive Officer)



/S/ MEHDI GHOMESHI                       President and Chief Operating Officer
----------------------------------       and Director
MEHDI GHOMESHI



/S/ LAWRENCE H. BLUM                     Vice Chairman of the Board and Director
----------------------------------
LAWRENCE H. BLUM

/S/ MARC LIPSITZ                         Director and Corporate Secretary
----------------------------------
MARC LIPSITZ

                                         Executive Vice President, Treasurer and
----------------------------------       Director
EARLINE G. FORD



/S/ MARC D. JACOBSON                     Director
----------------------------------
MARC D. JACOBSON



/S/ ALLEN M. BERNKRANT                   Director
----------------------------------
ALLEN M. BERNKRANT



/S/ ANNE W. SOLLOWAY                     Director
----------------------------------
ANNE W. SOLLOWAY



/S/ NEIL H. MESSINGER                    Director
----------------------------------
NEIL H. MESSINGER



                                         Director
----------------------------------
BRUCE FRIESNER



/S/ HUMBERTO LOPEZ                       Executive Vice President and Chief
----------------------------------       Financial Officer
HUMBERTO LOPEZ                           (Principal Accounting Officer)



                                         Director
----------------------------------
BARRY SHULMAN



/S/ A. FREDERICK SCHILD                  Director
----------------------------------
A. FREDERICK SCHILD

                                  EXHIBIT INDEX

                                                                      SEQUENTIAL
EXHIBIT                                                                  PAGE
NUMBER                 DESCRIPTION OF DOCUMENT                          NUMBER

  5.1 Opinion of Camner, Lipsitz and Poller, P.A. regarding the legality of the securities being registered.

  23.1    Consent of PricewaterhouseCoopers LLP.

  23.2 Consent of Camner, Lipsitz and Poller, P.A. (set forth in Exhibit 5.1 to this Registration Statement).

  24 Power of Attorney (set forth on the signature page of this Registration Statement).